Exhibit 99.1

W6316 Design Drive, Greenville, WI 54942 P.O. Box 1579, Appleton, WI 54912-1579 FOR RELEASE AT 8:30 PM CDT TUESDAY, MAY 31, 2005

Contact:

For School Specialty:

David J. Vander Zanden

President / CEO

920-882-5602

dvanderzanden@schoolspecialty.com

Mary M. Kabacinski

EVP / CFO

920-882-5852

mkabacinski@schoolspecialty.com

For Bain Capital:

Alex Stanton

Stanton Crenshaw Communications

212-780-0701

alex@stantoncrenshaw.com

SCHOOL SPECIALTY, INC. AGREES TO BE ACQUIRED

•	Transaction valued at approximately $1.5 billion

•	$49 per share cash offer

•	Buyer an affiliate of Bain Capital Partners, LLC

•	Close expected in School Specialty’s October quarter

•	Subject to receipt of debt financing and other conditions

Greenville, WI, MAY 31, 2005—School Specialty, Inc. (NASDAQ:SCHS), the leading education company providing supplemental learning products to the preK-12 market, today announced that it has signed a definitive agreement to be acquired by an affiliate of Bain Capital Partners, LLC (“Bain Capital”), a leading global private investment firm. The transaction is valued at approximately $1.5 billion, assuming conversion of School Specialty’s convertible debt and including assumption of its nonconvertible debt equaling approximately $101 million.

Under terms of the definitive agreement, each outstanding share of School Specialty’s common stock will be converted into the right to receive $49.00 in cash. School Specialty currently has approximately 22.9 million shares of common stock outstanding, excluding options and shares issuable upon conversion of the convertible debt. David Vander Zanden, the company’s President and Chief Executive Officer, is expected to continue in his role following completion of the transaction. Vander Zanden and certain other members of the management team may have ongoing equity interests in School Specialty upon closing of the deal.

School Specialty’s Board of Directors approved the transaction based upon the unanimous recommendation of a Special Committee of disinterested and independent directors and has recommended to School Specialty’s stockholders that they approve the transaction. Morgan Stanley & Co. Incorporated served as financial advisor to the Special Committee and has delivered its opinion that the $49.00 per share cash consideration to be received by School Specialty’s common stockholders is fair from a financial point of view.

“We are pleased to announce this transaction with Bain Capital,” said Leo McKenna, Chairman of the Board of School Specialty, Inc. “Our experience in working with them has been excellent. We believe that this transaction will allow our shareholders to realize a substantial return on their investment,” he added.

“We believe Bain Capital shares our confidence in our business model, our leadership position in supplemental learning products and our financial stability,” said David Vander Zanden, President and Chief Executive Officer of School Specialty.

“We were attracted by the opportunity to acquire a quality company and a market leader in a growing industry that we believe will benefit from significant forward momentum as education becomes a greater priority among state and federal funding sources,” said Ian Loring, a Managing Director at Bain Capital. “We have extensive experience in the education market, and look forward to working with School Specialty’s proven management team to execute the growth initiatives and select acquisitions that will play a vital role in helping the company achieve its full potential.”

The transaction is expected to be completed in School Specialty’s fiscal second quarter ending October 29, 2005. The transaction is subject to receipt of debt financing, as well as approval by School Specialty’s shareholders and other customary conditions, including regulatory approvals.

The deal is expected to be consummated through a newly formed corporation (the “Buyer”) to be financed through a combination of equity contributed by affiliates of Bain Capital, and debt financing provided, directly or through certain affiliates, by Bank of America, N.A., JPMorgan Chase Bank, N.A. and Deutsche Bank AG. The three firms, directly or through certain affiliates, have signed a commitment letter containing customary conditions precedent for the bank financing required for the acquisition and also provided advisory services to the Buyer in connection with the transaction. An affiliate of Bain Capital has provided a commitment letter with respect to the equity financing, subject to certain customary conditions. The Buyer’s use of the committed financing is subject to certain provisions in the definitive agreement with respect to market conditions at the time the deal is expected to be completed.

Simultaneously with the issuance of this press release, School Specialty has filed a Form 8-K with the Securities and Exchange Commission (the “SEC”) regarding the deal and has attached to this filing a copy of the definitive agreement. All parties desiring details regarding the conditions of this transaction are urged to review the contents of the definitive agreement from the SEC’s website at www.sec.gov.

In connection with School Specialty’s solicitation of proxies with respect to the meeting of shareholders to be called with respect to the proposed merger, School Specialty will file with the SEC, and will furnish to shareholders of School Specialty, a proxy statement. Shareholders are advised to read the proxy statement when it is finalized and distributed to shareholders because it will contain important information. Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Shareholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to School Specialty, Inc., W6316 Design Drive, Greenville, Wisconsin 54942, Attention: Chief Financial Officer, Telephone: 920-734-5712, or from School Specialty’s website, www.schoolspecialty.com.

School Specialty and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of School Specialty in favor of the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in School Specialty’s proxy statement when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of School Specialty common stock as of July 6, 2004 is also set forth in the Schedule 14A filed by School Specialty on July 20, 2004 with the SEC.

Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. School Specialty may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval, the failure of the Buyer to obtain financing or the failure to satisfy the other closing conditions. These factors, and other factors that may affect the business or financial results of School Specialty are described in School Specialty’s filings with the SEC, including Exhibit 99.2 to School Specialty’s annual report on Form 10-K for the fiscal year ended April 24, 2004.

About School Specialty, Inc.

School Specialty is an education company that provides innovative and proprietary products, programs and services to help educators engage and inspire students of all ages and abilities. Through each of our leading brands, we design, develop and provide preK-12 educators with the latest and very best resources in the student development areas of early childhood, arts education, reading and literacy, personal effectiveness and character education, coordinated school health, special learning needs, core academics, and career development as well as classroom essentials and learning environments. Working in collaboration with educators, School Specialty reaches beyond the scope of textbooks to help teachers, guidance counselors and school administrators ensure that every student reaches his or her full potential. For more information about School Specialty and each of our brands visit www.schoolspecialty.com.

About Bain Capital

Bain Capital (www.baincapital.com) is a global private investment firm that manages several pools of capital including private equity, high-yield assets, mezzanine capital and public equity with more than $25 billion in assets under management. Since its inception in 1984, affiliates of Bain Capital have made private equity investments and add-on acquisitions in over 225 companies around the world including such leading education industry companies as Houghton Mifflin, The Learning Company, Jostens Learning and Bright Horizons. Headquartered in Boston, Bain Capital has offices in New York, London and Munich.

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